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                                                                 EXHIBIT 10.19




















                               PARK 'N VIEW, INC.
                                STOCK OPTION PLAN


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                               PARK 'N VIEW, INC.
                                STOCK OPTION PLAN

1.     General

       (a) The Plan is designed for the benefit of the Company to secure and retain the services of Eligible Participants. The Board believes the Plan will promote and increase personal interest in the welfare of the Company by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Company and aiding its continued growth and financial success.

       (b) The Plan provides for the grant to Participants of Incentive Stock Options and Nonqualified Stock Options.

2.     Effective Date

       The Plan shall be effective February 7, 1996 (the "Effective Date"). No Incentive Stock Options may be granted under this Plan after the expiration of ten years from and including the Effective Date.

3.     Definitions

       Except where the context otherwise indicates, the following definitions shall apply:

       (a) "Award Agreement" means the written agreement to be entered into by and between the Company and the Participant evidencing each Stock Option granted to a Participant under the Plan.

       (b) "Board" means the Board of Directors of Park 'N View, Inc.

       (c) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

       (d) "Company" means Park 'N View, Inc., a Delaware corporation, and its successors and assigns. The term "Company" shall include any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code, as modified by section 415(h) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code, as modified by section 415(h) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code. With respect to all


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purposes of the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Park 'N View, Inc. shall be authorized to act on behalf of all other entities included within the definition of Company.

       (f) "Disabled" or "Disability" means the inability of the Participant, due to illness, accident, or any other physical or mental incapacity to perform the services provided to the Company for an aggregate of one hundred eighty
(180) days within any period of twelve (12) consecutive months.

       (g) "Eligible Participant" means an active full-time employee of the Company, including officers and other employees of the Company, members of the Board and consultants and independent contractors who provide services to the Company, as determined by the Board in its discretion.

       (h) "Fair Market Value" means the value assigned to the Stock for a given day by the Board. The Board shall establish a reasonable method of determining Fair Market Value that shall be consistent with the requirements of sections 421, 422 and 424 of the Code and the regulations thereunder (which method may be changed at any time and from time to time), and shall make all determinations of Fair Market Value in good faith.

       (i) "Incentive Stock Option" means a stock option granted to an Eligible Participant under section 5 of the Plan.

       (j) "Nonqualified Stock Option" means a stock option granted to an Eligible Participant under section 6 of the Plan.

       (k) "Option Grant Date" means the date on which the Board grants the Stock Option as specified in the Award Agreement entered into between the Company and the Participant.

       (l) "Participant" means an Eligible Participant to whom a Stock Option has been granted and who has entered into an Award Agreement with the Company evidencing the Stock Option.

       (m) "Plan" means the Park 'N View, Inc. Stock Option Plan, as amended from time to time.

       (n) "Stock" means shares of common stock of Park 'N View, Inc., as may be adjusted pursuant to the provisions of section 7(i) of this Plan.

       (o) "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option.



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       (p) "Termination of Employment" means the discontinuance of employment of a Participant with the Company for any reason.

           (i) The determination of whether a Participant has discontinued employment shall be made by the Board in its discretion.

           (ii) A Participant shall not be deemed to have incurred a Termination of Employment if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of 90 days or less. In the event of a leave of absence that exceeds 90 days, the Participant shall be deemed to have incurred a Termination of Employment on the 91st day of the leave or on such later date through which the Participant's right to reemployment remains guaranteed by statute or contract.

4.     Administration

       (a) The Plan shall be administered by the Board. The Board, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate.

       (b) The Board shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Board. A memorandum signed by all of its members shall constitute the decision of the Board without necessity, in such event, for holding an actual meeting.

       (c) The Board shall have the exclusive right to interpret, construe and administer the Plan, to select the Eligible Participants who are eligible to receive Stock Options, and to act in all matters pertaining to the granting of Stock Options and the contents of the corresponding Award Agreements, including without limitation, the determination of the number of Stock Options and the form, terms, conditions and duration of each Stock Option, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Board made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

       (d) The Board may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

       (e) The aggregate number of shares of Stock which are subject to grants of Incentive Stock Options and Nonqualified Stock Options under the Plan shall be 257,273 shares. Such shares shall be made available from authorized and unissued shares of Stock. If,



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for any reason, any shares of Stock subject to purchase under the Plan are not purchased, or are reacquired by the Company, for reasons including, but not limited to, termination, expiration or cancellation of a Stock Option, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for grants of Stock Options under the Plan and may again be available for grants of Stock Options under the Plan.

       (f) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

       (g) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under any applicable federal or state laws or any rules, regulations, or other authority thereunder, and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Board may rely upon an opinion of counsel for the Company.

       (h) In addition to such other rights of indemnification as they may have as directors or as members of the Board, the members of the Board shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted hereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Board member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

5.     Incentive Stock Options

       (a) Each provision of this section 5 and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.

       (b) Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Company, and to individuals to whom grants are conditioned upon active employment, each of whom may be granted one or more such Incentive Stock



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Options for a reason related to his employment at such time or times determined by the Board for a period of ten years from and including the Effective Date, subject to the following conditions:

           (i) The Incentive Stock Option exercise price per share shall be set in the Award Agreement corresponding to the Incentive Stock Option, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date. If the Participant owns more than 10% of the outstanding Stock (as determined pursuant to section 424(d) of the Code) on the Option Grant Date, the Incentive Stock Option exercise price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date; provided, however, that if an Incentive Stock Option is granted to such a Participant at an exercise price per share that is less than 110% of Fair Market Value of the Stock on the Option Grant Date, such Incentive Stock Option shall be treated as a Nonqualified Stock Option.

           (ii) The Incentive Stock Option may be exercised in whole or in part from time to time as may be specified by the Board in the Award Agreement, provided that no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Option Grant Date (five (5) years if the Participant owns more than 10% of the Stock on the Option Grant Date), provided, that in any event, the Incentive Stock Option shall lapse and cease to be exercisable upon, or within such period following, a Termination of Employment as shall have been determined by the Board and as specified in the Award Agreement; provided, however, that such period following a Termination of Employment shall not exceed three months unless:

                 (A) employment shall have terminated as a result of death or Disability, in which event, such period shall not exceed one year after the date of death or Disability; or

                 (B) death shall have occurred following a Termination of Employment and while the Incentive Stock Option was still exercisable, in which event, such period shall not exceed one year after the date of death;

provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option.

           (iii) The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which incentive stock options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or any other Plan of the Company and its parent and subsidiary corporations (within the meaning of section 424(e) and 424(f) of the Code, respectively)) by any Participant shall not exceed $100,000. To the extent the foregoing limitation would be exceeded with respect to a



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Participant for a calendar year, the Board, in its discretion, may treat all or portion of any Incentive Stock Option as a Nonqualified Stock Option.

           (iv) The Board may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under section 422 of the Code, as well as any other terms and conditions not inconsistent with this Plan as determined by the Board.

       (c) Notwithstanding any provision of this Plan, if a Participant is subject to the terms of a shareholders' agreement or securityholders' agreement (including but not limited to that certain Securityholders' Agreement dated November 2, 1995 between the Company and all of its then current shareholders) at the time shares of Stock are issued to the Participant pursuant to this Plan, the terms of such shareholders' agreement or securityholders' agreement shall apply to all shares of Stock issued to the Participant. If a Participant is not subject to the terms of a shareholders' agreement or securityholders' agreement at the time shares of Stock are issued to the Participant pursuant to this Plan, the Participant shall enter into such agreement and the terms of such agreement shall apply to all shares of Stock issued to the Participant.

       (d) Notwithstanding any provision of this Plan, the Board, in its discretion, may treat all or any portion of an Incentive Stock Option as a Nonqualified Stock Option to the extent necessary for an Incentive Stock Option, in whole or in part, to remain in compliance with the requirements of section 422 of the Code.

       (e) The Board may at any time offer to buy out for a payment in cash or Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time that such offer is made.

6.     Nonqualified Stock Options

       (a) Nonqualified Stock Options may be granted to Eligible Participants under which the Eligible Participants shall be entitled to purchase shares of Stock at such time or times determined by the Board, on or after the Effective Date, subject to the terms and conditions of this section 6.

       (b) The Nonqualified Stock Option exercise price per share shall be set forth in the Award Agreement corresponding to the Nonqualified Stock Option and may be less than 100% of the Fair Market Value of the Stock at the time of the grant.

       (c) Each Nonqualified Stock Option may be exercised in full or in part from time to time within such period as may be specified by the Board in the Award Agreement



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corresponding to the Nonqualified Stock Option; provided, that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable three months following the Participant's Termination of Employment or on such other date as may be specified by the Board in the Award Agreement corresponding to the Nonqualified Stock Option.

       (d) The Award Agreement for a Nonqualified Stock Option may include such other terms and conditions not inconsistent with this section 6 or section 7, as determined by the Board.

7.     Incidents of Stock Options

       (a) Each Stock Option granted under the Plan shall be evidenced by a written Award Agreement in the form specified by the Board. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be required by the Board.

       (b) A Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or, to the extent otherwise allowed by applicable law, pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative. If any Participant makes a transfer in violation hereof, any obligation of the Company pursuant to such Stock Option shall immediately terminate.

       (c) Shares of Stock purchased upon exercise of a Stock Option shall be paid for in cash, stock of the Company or other property in such amounts, at such times and upon such terms as shall be determined by the Board, subject to limitations set forth in the corresponding Award Agreement.

       (d) No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options.

       (e) In the event of Disability or death, the Board, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Board may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the Stock Option price in consideration of the surrender of the Stock Option.

       (f) The Board, in its discretion, may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is



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required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, including, but not limited to, the delay in the issuance of all or any portion of the shares of Stock to be issued pursuant to such Stock Option until the Participant makes payment to the Company of the amount the Company is required to withhold with respect to such taxes, or cancelling any portion of such Stock Option in an amount sufficient to withhold or reimburse itself for the amount it is required to so withhold. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the exercise transaction.

       (g) The Board may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan and, if applicable, the requirements of section 422 of the Code, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Board at the time the new Incentive Stock Option is granted. Upon surrender, the Stock Option shall be canceled and the shares of Stock previously subject to the Stock Option shall be available for the grant of other Stock Options hereunder.

       (h) Except as provided otherwise in the Plan or in a Award Agreement, no Participant awarded a Stock Option shall have any right as a shareholder with respect to any shares of Stock covered by the Stock Option prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

       (i) If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Board in:

           (i) the limitation on the aggregate number of shares of Stock that may be subject to grants of Stock Options under the Plan, as specified in section 4(e) of the Plan;



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           (ii)  the number and class of Stock that may be subject to the grant of Stock Options and which have not been issued or transferred under an outstanding Stock Option; and

           (iii) the terms, conditions or restrictions of any Stock Option or the corresponding Award Agreement, including the purchase price to be paid per share of Stock under an outstanding Stock Option;

provided, however, that all adjustments made as the result of the foregoing in respect of any Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to constitute an incentive stock option, as defined in section 422 of the Code.

       (k) The Board shall be authorized to make adjustments in the terms and conditions of Stock Options, including the corresponding Award Agreements, in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board may, in its discretion, make such adjustments in the terms of Stock Options as it shall deem appropriate.

8.     Amendment and Termination

       (a) The Board, at any time and from time to time, may amend or terminate the Plan. To the extent required by applicable law, no amendment, without approval by the Company's shareholders, shall:

           (i)   alter the group of persons eligible to participate in the Plan;

           (ii) increase the maximum number of shares of Stock which are available for grants of Incentive Stock Options under the Plan; or

           (iii) extend the period during which Incentive Stock Options may be granted beyond the date which is ten years from and including the Effective Date.

       (b) No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Board, any Stock Option theretofore granted to such Participant under this Plan; provided, however, the Board retains the right and power to treat any outstanding Incentive Stock Option as a Nonqualified Stock Option in accordance with sections 5(b)(i), 5(b)(iii) and 5(d) of this Plan.



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9.     Miscellaneous

       (a) Nothing in the Plan or any Stock Option granted hereunder shall confer upon any Participant any right to continue in the employ of the Company, or to serve as a director thereof, or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless agreed to by the Board, no grant of a Stock Option shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees. No Participant shall have any claim to a Stock Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Board.

       (b) The Plan and the grant of Stock Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

       (d) The terms of the Plan shall be binding upon the Company, and its successors and assigns.

       (e) This Plan and all actions taken hereunder shall be governed by the laws of the State of Delaware.

       (f) If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

       (g) Notwithstanding any other provision hereof, no Incentive Stock Option granted hereunder may be exercised prior to the approval of the Plan by the shareholders of the Company and, in the event the shareholders do not approve the Plan within twelve months from the Effective Date, all Incentive Stock Options granted hereunder shall be void.



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                                        PARK 'N VIEW, INC.


ATTEST:                                 By: /s/ Ian Williams
                                           -------------------------------------
                                                Ian Williams, President
(Corporate Seal)



/s/ Anthony Allen
------------------------
Anthony Allen, Secretary




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